UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 9, 2007

GREAT LAKES BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14879	94-3078031
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2421 Main Street, Buffalo, New York	14214
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 854-4272

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 10, 2007, First Niagara Financial Group, Inc. (“First Niagara”) and Great Lakes Bancorp, Inc. (“Great Lakes”), the holding company for Greater Buffalo Savings Bank, jointly announced that they had entered into a definitive Agreement and Plan of Merger (“Merger Agreement”) under which Great Lakes will merge into First Niagara in a transaction valued at approximately $153 million.

Under the terms of the Merger Agreement, stockholders of Great Lakes may elect to receive $14.00 in cash, or .993 shares of First Niagara stock, for each share of common stock they own, provided that, in the aggregate, no more than 50% of the Great Lakes shares may be exchanged for First Niagara stock. It is expected that the acquisition will be completed in the first quarter of 2008.

A copy of the press release is included as exhibit 99.1 to this report.

A copy of the Merger Agreement is included as exhibit 2.1 to this report.

In addition, on today’s date we distributed communications to employees and customers which are attached as exhibits 99.2 and 99.3.

Great Lakes and First Niagara will file a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the “SEC”). Stockholders are urged to read the registration statement and the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about First Niagara and Great Lakes, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus to be filed by First Niagara and Great Lakes can be obtained, when available and without charge, by directing a request to Great Lakes Bancorp, Inc., Attention: Andrew W. Dorn, Jr., 2421 Main Street, Buffalo, New York, (716) 961-1920 or to First Niagara Financial Group, Inc., Attention: Anthony M. Alessi, Investor Relations, 6950 South Transit Road, P.O. Box 514, Lockport, New York, (716) 625-7692.

Great Lakes, First Niagara and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Great Lakes in connection with the acquisition. Information about the directors and executive officers of Great Lakes’s and their ownership of Great Lakes common stock is set forth in Great Lakes’ most recent proxy statement as filed with the SEC on April 12, 2007, which is available at the SEC’s Internet site (http://www.sec.gov) and at Great Lakes’ address in the preceding paragraph or on its web site (http://www.greatlakesbancorp.com). Information about the directors and executive officers of First Niagara is set forth in First Niagara’s most recent proxy statement filed with the SEC and available at the SEC’s Internet site and from First Niagara at the address set forth in the preceding paragraph. Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of September 9, 2007, by and between First Niagara Financial Group, Inc. and
Great Lakes Bancorp, Inc.

10.1	Form of Voting Agreement, dated September 9, 2007, by and among directors of Great Lakes Bancorp, Inc. and
First Niagara Financial Group, Inc.

99.1	Press release dated September 10, 2007

99.2	Internal Communication to GBSB Associates

99.3	Email to GBSB Customers

99.4	Advertisement to be published in September 11, 2007 Buffalo News

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES BANCORP, INC.

Date: September 10, 2007	By:	/s/ Michael J. Rogers
Michael J. Rogers
Executive Vice President and Chief Financial Officer
(Principal Financial and Principal Accounting Officer)